UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Event Earliest Reported): February 3, 2010 (January 12, 2010)

Pinnacle Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-148447	36-4613360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30950 Rancho Viejo Rd #120,
(Address of principal executive offices)

(949) 260-0150
(Registrant's telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

HAC Transaction

On January 27, 2010, we entered into a definitive agreement to acquire the aircraft component part design, engineering and manufacturing business of Harbin Aerospace Company, LLC (“HAC”).  The transaction was structured as an asset acquisition in exchange for:

•	8,000,000 million shares of our common stock.
•
A Series A common stock purchase warrant to purchase 4,000,000 shares of our common stock at an exercise price of $.50 per share.   The Series A warrant becomes exercisable on the date that we recognize revenue equal to or exceeding $50,000,000 for any consecutive twelve-month period and expires on January 31, 2015.

•
A Series B common stock purchase warrant to purchase 4,000,000 shares of our common stock at an exercise price of $1.00 per share.   The Series B warrant becomes exercisable on the date that we recognize revenue equal to or exceeding $100,000,000 for any consecutive twelve-month period and expires on January 31, 2018.

•
The assumption by us of (a) $260,000 of obligations under a convertible note and (b) other obligations and liabilities in the amount of approximately $200,000.    The convertible note assumed by us does not bear interest and becomes payable on March 12, 2011.   The note is convertible into shares of our common stock at an initial conversion price of $.25 per share.  The conversion price is subject to adjustment for stock splits and combinations; certain dividends and distributions; reclassification, exchange or substitution; reorganization, merger, consolidation or sales of assets.

Other Agreements

On January 12, 2010, we amended our support services agreement with Cardiff Partners, LLC and our employment agreement with David Walters.  Under the amended agreements, Cardiff Partners and Mr. Walters have the option to accept payment of outstanding cash compensation owed to them under their agreements with us in the form of shares of our common stock.  The number of shares to be issued will be calculated by dividing the outstanding balance to be paid by 50% of the average of the closing prices for our common stock during the 20 trading day period ending one trading day prior to the date that notice accepting shares in payment is sent to us.

In addition, under the amended support services agreement, Cardiff Partners has provided and will provide us with transaction execution support services in connection with the HAC transaction, including due diligence, business review of relevant transaction documentation and audit support.   As compensation for the additional services, we will issue to Cardiff Partners 2,500,000 shares of our common stock,  a Series A common stock purchase warrant to purchase 2,000,000 shares of our common stock and a Series B common stock purchase warrant to purchase 2,000,000 shares of our common stock.

Item 2.01.  Completion of Acquisition or Disposition of Assets

On February 1, 2010, we closed on the HAC transaction described in Item 1.01 above.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 1, 2010, we became directly obligated on the financial obligations represented by the convertible note and other obligations assumed pursuant to the HAC transaction described in Item 1.01 above.

Item 3.02.  Unregistered Sales of Equity Securities

On February 1, 2010, we issued 8,000,000 shares of our common stock, a Series A warrant to purchase 4,000,000 shares of our common stock and a Series B warrant to purchase 4,000,000 shares of our common stock in the closing under the Asset Purchase Agreement for the HAC transaction described in Item 1.01 above.   Our securities were offered and sold solely to accredited investors in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended since the issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer.

On February 1, 2010, we issued 2,500,000 shares of our common stock, a Series A warrant to purchase 2,000,000 shares of our common stock and a Series B warrant to purchase 2,000,000 shares of our common stock to Cardiff Partners as described in Item 1.01 above.   Our securities were offered and sold solely to an accredited investor in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended since the issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer.

On February 1, 2010, we issued a convertible note to an investor in exchange for an outstanding convertible note we assumed in connection with the HAC transaction.  The exchange was made in reliance on  an exemption from registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended, since the issuance involved securities exchanged by the issuer with an existing security holder exclusively and  no commission or other remuneration was given directly or indirectly for soliciting such exchange.

Item 4.01.  Changes in Registrant’s Certifying Accountant

Effective as of January 27, 2010, we dismissed John Kinross-Kennedy (the “Former Accountant”) as our independent accountant.  The Former Accountant had previously been engaged as the principal independent accountant to audit our financial statements.  We retained M&K CPAs, PLLC (“M&K”) as its new independent registered public accountant on January 27, 2010.  M&K is located in Houston, Texas.

The Former Accountant’s report as of October 31, 2008, and for the year then ended, on our financial statements did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report included an explanatory paragraph regarding our ability to continue as a going concern.

The decision to change accountants was approved by our board of directors on January 27, 2010.

During the two most recent fiscal years ended October 31, 2008 and 2007, and in the subsequent interim periods through January 27, 2010, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the Former Accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.  Furthermore, during this same period, there were no “reportable events” as defined in Section 304(a)(1)(v) of Regulation S-K.

We have made the contents of this Current Report on Form 8-K available to the Former Accountant prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”), and requested that the Former Accountant furnish us with a letter addressed to the SEC stating whether the Former Accountant agrees or disagrees with, or wishes to clarify the expression of, its views, or containing any additional information.  A copy of the Former Accountant’s letter to the SEC is attached as Exhibit 16.1 to this Current Report on Form 8-K.

As of January 27, 2010, M&K was engaged as our new independent registered public accountant.  The appointment of M&K was approved by our board of directors.  During the two most recent fiscal years ended October 31, 2008 and 2007, and in the subsequent interim periods through January 27, 2010, we did not consult M&K regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 1, 2010, David Walters resigned as our Chief Executive Officer.   Mr. Walters will continue to serve as a member of our Board of Directors.

On February 1, 2010, we appointed William Reed McKay as our Chief Executive Officer and a member of our Board of Directors.

Mr. McKay, age 55, has twenty-five years experience in the aerospace/manufacturing industry, holding many senior management positions including General Counsel, General Manager, Manufacturing Manager, COO and CEO of both private and public companies.   Since March 2009, Mr. McKay has been the founder and Chief Executive Officer of Harbin Aerospace Company, LLC, an aircraft component part design, engineering and manufacturing company.   Prior to forming Harbin, he was an aerospace industry consultant involved in aerospace projects in China and other aspects of the industry (2008 to 2009).   From 2006 to 2008, Mr. McKay served as Chief Operating Officer for Acromil Corporation, an aerospace structural component manufacturing company.   Prior to Acromil, Mr. McKay served (from 1986 to 2006) in a variety of senior management roles with Southwest Products Company, a specialized engineering consulting firm and designer and manufacturer of plain spherical bearings used primarily in aerospace, naval and sophisticated commercial applications.  He started as General Counsel (1986), and was promoted to Executive Vice President and General Manager (1987) and Chief Executive Offices (1991). As part of the acquisition of Southwest Products Company by Sunbase Asia, Inc., a Hong Kong-based aerospace company, Mr. McKay also took on the role of President-CEO of Sunbase Asia. He received a B.A. in History (Magna Cum Laude and Phi Beta Kappa) as well as a JD and an MBA from the University of Southern California.  He is a member of the California State Bar.

Mr. McKay will receive cash compensation to be determined and a restricted stock grant of 1,200,000 shares of our common stock that will vest quarterly over a period of one year.

Item 7.01.  Regulation FD Disclosure

On February 3, 2010, we issued a press release announcing the completion of the HAC transaction.  A copy of the press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

The financial statements required in respect of the HAC transaction described in Item 1.01 above, if any, will be filed by amendment not later than 71 days following the date that this initial report must be filed.

Exhibit No.	Description

10.1	Asset Purchase Agreement dated January 27, 2010
10.2	Form of Series A Warrant
10.3	Form of Series B Warrant
10.4	Convertible Promissory Note dated February 1, 2010
10.5	Amendment No.1 to Support Services Agreement with Cardiff Partners, LLC
10.6	Amendment No. 1 to Employment Agreement with David Walters
16.1	Letter from John Kinross-Kennedy to the U.S. Securities and Exchange Commission, dated February 2, 2010
99.1	Press release date February 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2010	Pinnacle Energy Corp.
a Nevada corporation

By: /s/ Matt Szot
Name: Matt Szot
Title: Chief Financial Officer